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                                                                      EXHIBIT 21


                        SUBSIDIARIES OF INTERFACE, INC.


                                                                                     JURISDICTION OF
                   SUBSIDIARY                                                        ORGANIZATION
                   ----------                                                        --------------
Interface Americas, Inc.                                                             Georgia (USA)
Interface Flooring Systems, Inc.                                                     Georgia (USA)
Interface Research Corporation                                                       Georgia (USA)
Rockland React-Rite, Inc.                                                            Georgia (USA)
Pandel, Inc.                                                                         Georgia (USA)
Interface Asia-Pacific, Inc.(1)                                                      Georgia (USA)
Interface Service Management, Inc.                                                   Georgia (USA)
Prince Street Technologies, Ltd.                                                     Georgia (USA)
Bentley Mills, Inc.                                                                  Delaware (USA)
Interface Europe, Inc.                                                               Delaware (USA)
Guilford of Maine, Inc.(2)                                                           Delaware (USA)
Guilford (Delaware), Inc.                                                            Delaware (USA)
Interface International (Barbados), Inc.                                             Barbados
Interface Flooring Systems (Canada), Inc.                                            Canada
Interface Europe, Ltd.(3)                                                            United Kingdom
Interface Europe B.V.(4)                                                             Netherlands


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(1)   Interface Asia-Pacific, Inc. is the parent of six subsidiaries organized and operating in Australia, Japan, Hong Kong, Singapore and Thailand.

(2) Guilford of Maine, Inc. is the parent of two subsidiaries organized and operating in Canada and the United States. Another fabric subsidiary operating in the United Kingdom, Guilford of Maine (U.K.) Ltd., is now grouped as a subsidiary of Interface Europe, Ltd.

(3) Interface Europe, Ltd. (formerly Interface Flooring Systems, Ltd.) is the parent of three subsidiaries organized and operating in the United Kingdom and Hong Kong.

(4) Interface Europe B.V. (formerly Interface Heuga B.V.) is the parent of six subsidiaries organized and operating in the Netherlands, and 12 subsidiaries organized and operating outside of the Netherlands (none of which are organized or operating in the United States).